Exhibit 23.9

Deep Reach Technology Inc.

10050 Cash Road

Stafford, TX 77477 USA

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Deep Reach Technology Inc. (“DRT”), in connection with the Registration Statement and Proxy Statement/Prospectus and any amendments or supplements and/or exhibits thereto (collectively, the Form S-4), consent to:

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the filing and use of the technical report summary titled “Technical Report Summary--

Initial Assessment of the NORI Property, Clarion-Clipperton Zone, Deep Green Metals Inc.” (the “NORI Technical Report”), with an effective date of March 17, 2021, as an exhibit to and referenced in the Form S-4;

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the filing and use of the technical report summary titled “Technical Report Summary--

Initial Assessment of the TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean, for Deep Green Metals Inc.” (the “TOML Technical Report”), with an effective date of March 17, 2021, as an exhibit to and referenced in the Form S-4;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-4 and any such NORI Technical Report and TOML Technical Report; and

●	the information derived, summarized, quoted or referenced from the NORI Technical Report and TOML Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-4.

DRT is responsible for authoring, and this consent pertains to, the following Sections of the NORI Technical Report:

•	Section 13.1: Development plan
•	Section 13.2: Off-shore system concept
•	Section 13.4: Collector Test and Hidden Gem conversion
•	Section 13.5: Project Zero
•	Section 13.6: Project One
•	Section 15.2: Nodule transport
•	Section 18.3.1: Off-shore capital costs
•	Section 18.6.1: Off-shore operating costs
•	Corresponding Subsections of Section 1: Summary
•	Corresponding Subsections of Section 22: Interpretation and conclusions
•	Corresponding Subsections of Section 23: Recommendations
•	Corresponding Subsections of Section 24: References
•	Corresponding Subsections of Section 25: Reliance on information provided by the registrant

DRT is responsible for authoring, and this consent pertains to, the following Sections of the TOML Technical Report:

•	Section 11.9.5: Mining Methods
•	Section 11.9.7: Infrastructure
•	Section 13: Mining Methods
•	Section 15: Project Infrastructure
•	Corresponding Subsections of Section 1: Summary
•	Corresponding Subsections of Section 22: Interpretation and conclusions
•	Corresponding Subsections of Section 23: Recommendations
•	Corresponding Subsections of Section 24: References
•	Corresponding Subsections of Section 25: Reliance on information provided by the registrant

Dated this April 7, 2021

/s/ John Edwin Halkyard
John Edwin Halkyard Signature of Authorized Person for
Deep Reach Technology Inc., a Qualified Third-Party Firm